Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 to Form S-4 No. 333-63519) of Arch Wireless, Inc. of our report dated May 3, 2000, except for Notes 1 and 2, as to which the date is September 7, 2000, with respect to the consolidated financial statements and schedules of Paging Network, Inc. included in this Form 8-K/A of Arch Wireless, Inc. filed with the Securities and Exchange Commission.




Dallas, Texas                              /s/ Ernst & Young LLP
February 9, 2001